UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 31, 2006


                                ESSEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           COMMISSION FILE NO. 0-10772


             VIRGINIA                                              54-0846569
(STATE OR OTHER JURISDICTION OF                           (IRS EMPLOYER ID NO.)
 INCORPORATION OR ORGANIZATION)


    6708 ALEXANDER BELL DRIVE, COLUMBIA, MARYLAND                         21046
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (301) 939-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 7.01.  REGULATION FD DISCLOSURE.

The February 28, 2005 Purchase Agreement by and among Essex Corporation and the Windermere Group, LLC and its subsidiaries contains an earn-out provision that provides for an additional purchase price payment to be paid to the Sellers and calculated based on EBITDA of Windermere during the applicable earn-out period after reductions for certain deductible items. Under the provision, the payment obligation ranges from a low of zero dollars to a maximum of $30 million with payment due on May 31, 2006. The Company has calculated the amount of the payment due as $13,123,966. Essex engaged an independent public accounting firm to perform agreed upon procedures in relation to the Company's calculation. Payment to the Sellers was made today. Attached is a copy of the earn-out calculation.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

     Exhibit 99.1 Earn-Out Calculation (Attachment A)



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ESSEX CORPORATION

                                          /s/Leonard E. Moodispaw
                                          -------------------------------------
DATE: May 31, 2006                        Leonard E. Moodispaw
                                          President and Chief Executive Officer



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                                  EXHIBIT INDEX


EXHIBIT   DESCRIPTION
NUMBER
99.1      Earn-Out Calculation (Attachment A)